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                                                                    Exhibit 99.1

CRITICAL PATH COMPLETES ACQUISITION OF AMPLITUDE SOFTWARE CORP.

     Critical Path Moving Quickly To Offer A Complete Spectrum Of Messaging Solutions Offering Customers Ultimate In Flexibility, Functionality and Choice

     SAN FRANCISCO, California (August 31, 1999) -- Critical Path, Inc. (Nasdaq:
CPTH), a leading provider of business-to-business Internet messaging solutions, today announced it has successfully completed the acquisition of Amplitude Software Corp., a leading provider of Internet calendar and resource scheduling solutions. Critical Path previously announced a definitive acquisition agreement to acquire Amplitude on June 23, 1999.

     Amplitude brings a key component to Critical Path's growth strategy and reinforces Critical Path's leadership in offering a complete spectrum of messaging solutions to complement its core email hosting solution. Amplitude, founded in 1996, offers a proven suite of web-based calendaring and resource scheduling applications built for maximum scalability, unparalleled performance and ubiquitous access. By integrating Amplitude's leading-edge business applications with its proprietary email outsourcing solution, Critical Path will offer customers one of the most robust integrated messaging platforms with increased functionality, flexibility and choice.

     "Critical Path is committed to maintaining its leadership position and offering a full range of advanced messaging solutions that satisfies the broad range of email and messaging demands presented by customers and prospects," said Doug Hickey, Critical Path's president and CEO. "We are aggressively moving to leverage our first-mover, leadership position, and quickly bring to market an integrated messaging platform providing customers with the most comprehensive and robust solutions. Amplitude's calendar and resource sharing solutions add a critical layer of value on top of our formidable messaging platform as well as an impressive customer list to the Critical Path family."

     Amplitude's customer list boasts more than 275 customers across a wide range of industries. During the first half of 1999, Amplitude drove impressive growth increasing revenues more than 100% quarter-to-quarter and winning new Fortune 1000 customers exemplifying the growing demand for Web-based messaging solutions that improve enterprise communications and optimize corporate resources. Recent customers include Arthur Anderson, Ascend, FreeMarkets, Hewlett Packard, Nokia, Pharmacia & Upjohn, Pitney Bowes, and Sprint. The customers join an already impressive customer base of Chevron, Bristol-Myers Squibb, Monsanto, KPMG, Kraft Foods, Lucent, and Macy's.

Expanded Services to Meet Customer Needs

          Email has become a pivotal, compelling form of communication for individuals and the business world. According to industry reports, as many as 148 million corporate users relying on email as a primary form of communication. This explosive global trend shows no signs of abatement with the number of users expected to grow to 300 million by next year. The ubiquitous nature of email has also spawned corporations and business to look for news ways to leverage the Internet to improve communications and maximize corporate resources.

     By offering services such as integrated calendaring, Critical Path is leading the messaging revolution providing customers with new ways to utilize the Internet. Services such as calendaring will extend Critical Path's relationships with current customers, attract new customers and differentiate Critical Path in the email service provider market. These services also allow Critical Path to target a larger market opportunity through its expanded "midsource" strategy. This strategy enables enterprises that have chosen in house email solutions to selectively outsource and take advantage of new messaging services without altering their existing IT infrastructure.

     Outsourcing and midsourcing applications provide many benefits to customers such as access to the most advanced email and messaging systems available, while reducing the typical infrastructure and support costs, faster time to market, and scalability to meet business growth, giving businesses and ISPs of all sizes an alternative to purchasing, deploying and managing messaging applications internally.
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     The total value of the Amplitude transaction is estimated to be $215 million comprised of cash and stock. Critical Path plans to extend its services by offering other premium services such as unified messaging, guaranteed delivery, advanced directory services, permanent archiving and instant messaging.

About Critical Path, Inc.

          Critical Path, Inc. (Nasdaq: CPTH) is a leading provider of business-to-business Internet messaging solutions for corporations, Internet service providers (ISPs), Web hosting companies, and Web portals. Critical Path has built an industry-leading global infrastructure with data centers connected to key Internet exchange points, and currently reaches millions of end-users through its customer relationships. Critical Path provides reliable, secure, and scalable email, and a flexible suite of enhanced messaging services to partners such as E*TRADE, CompuServe, Network Solutions, U S West, Sprint, and ICQ. Critical Path is headquartered in San Francisco, California, with offices in locations nationwide and in Germany and the UK. More information on Critical Path can be found at www.cp.net.

                                     # # #

     Critical Path is a service mark and the Critical Path logo is a trademark of Critical Path, Inc. All other trademarks are the property of their respective holders.

     The statements in this press release relating to matters that are not historical are forward-looking statements. Actual results could differ materially from these forward-looking statements. Risks and uncertainties facing Critical Path are described in its prospectus dated June 1, 1999 and with its periodic filings with the Securities and Exchange Commission (www.sec.gov).
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